EX-99.906CERT

CERTIFICATION

Steven H. Scruggs, Chief Executive Officer, and Benton S. Bragg, Chief Financial Officer of the Bragg Capital Trust(the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSRS for the period ended November 30, 2004 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

Bragg Capital Trust

Bragg Capital Trust

/s/Steven H. Scruggs

/s/Benton S. Bragg

Steven H Scruggs

Benton S Bragg

Date: February 4, 2005

Date: February 4, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Bragg Capital Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSRS filed with the Commission.